Exhibit 99

                                  NEWS RELEASE

Date:              August 4, 2008

Contact:           R. Riggie Ridgeway - President & CEO
                   William B. West - Executive Vice President
                   Robert E. Dye, Jr. - Senior Vice President & CFO

To:                News Media

Release Date:      Immediate


         Peoples Bancorporation, Inc. Announces First Half 2008 Results and Approves Quarterly Cash Dividend

         Peoples Bancorporation, Inc. (PBCE.OB) President and CEO Rig Ridgeway reported that the Company ended the first six months of 2008 better prepared to weather the economic down turns in our markets. "Thanks to the Company's conservative management philosophy that is supported by an experienced and conservative board of directors, prudent steps were taken to address the area's soft real-estate market. Actions included the addition of almost $2.4 million to the Company's overall loan-loss reserve through the first six months of 2008."

         Ridgeway noted that, "Our Board and management recognize that real estate loan collateral values have been negatively impacted by the soft real estate market over the last few quarters. Although we cannot be certain as to the impact this will have on our loan portfolio, we believe that losses related to real estate loans will probably increase throughout our markets. Conservative management of our loan portfolio is paramount in this environment. Larger loan loss reserves strengthen our ability to absorb losses should they occur."

         Ridgeway continued, "Even with the downturn in real-estate activity and the $2.4 million addition to the Company's loan-loss reserve, Peoples Bancorporation reported a $50,000 profit for the first six months of 2008. In addition, at the conclusion of business on June 30, 2008, the Company reported total assets of $555.1 million. Assets have grown by $34.6 million, or 6.6 percent, in the 12-month period with gross loans rising by $36.5 million to $423.2 million, a 9.4 percent increase. Deposits grew by $2.5 million since June 30, 2007, to $413.1 million, an increase of 0.6 percent."

         According to Ridgeway, these are some unusual times for the banking business. "In my 40+ years in the financial industry, I'm not sure I have ever seen this much economic turbulence. However, we believe Peoples has positioned itself to weather the present situation until the market corrects itself, as it inevitably will." Ridgeway added, "As evidence of our seriousness about the safety and soundness of our Company, one of the additions to the Peoples management team in the last few years was a well-seasoned individual to head up the overall risk management function for Peoples Bancorporation." Ridgeway stated again that "We're taking precautions to keep Peoples operating soundly as we look forward to better economic times."

         In other business, the Company announced that its Board of Directors had approved the payment of a quarterly dividend of $0.05 per share payable on September 30, 2008 to shareholders of record on September 16, 2008.

         Peoples Bancorporation, Inc. is the parent company for The Peoples National Bank, Easley, S.C.; Bank of Anderson, N.A., Anderson, S.C.; and Seneca National Bank, Seneca, S.C.

         Currently, The Peoples National Bank maintains six (6) full-service locations: two (2) in Easley, one (1) in Pickens, one (1) in Powdersville and two (2) in Greenville, South Carolina; Bank of Anderson, N.A. maintains two (2) locations in Anderson, South Carolina; and Seneca National Bank maintains one
(1) location in Seneca, South Carolina.

         To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and on Forms 10-Q for the quarters ended March 31, 2008 and June 30, 2008, which are or will be available from the Securities and Exchange Commission's public reference facilities and from its website at www.sec.gov, or from the Company's shareholders' relations department.

                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                 (Amounts in thousands except share information)

                                                                Three Months Ended June 30,
                                                                ---------------------------
Income Statement                                                2008                 2007                 Change
                                                                ----                 ----                 ------
  Net interest income .................................       $ 4,306              $ 4,794                -10.18%
  Provision for loan losses ...........................         2,175                  150               1350.00%
  Other income ........................................           894                  917                 -2.51%
  Other expenses ......................................         4,094                3,915                  4.57%
                                                              -------              -------
     Income (loss) before income taxes ................        (1,069)               1,646               -164.95%
  Provision (benefit) for income taxes ................          (506)                 449               -212.69%
                                                              -------              -------
     Net income (loss) ................................       $  (563)             $ 1,197               -147.03%
                                                              -------              -------

  Return on average assets* ...........................         -0.40%               0.95%
  Return on average equity* ...........................         -4.57%              10.07%

Net income (loss) per common share**
  Basic ...............................................       $ (0.08)            $  0.16
  Diluted .............................................       $ (0.08)            $  0.16


                                                                Six Months Ended June 30,
                                                                -------------------------
  Income Statement                                              2008                2007                 Change
  ----------------                                              ----                ----                 ------
  Net interest income .............................           $ 8,627             $ 9,485                 -9.05%
  Provision for loan losses .......................             2,410                 300                703.33%
  Other income ....................................             1,855               1,943                 -4.53%
  Other expenses ..................................             8,351               7,730                  8.03%
                                                              -------             -------
     Income (loss) before income taxes ............              (279)              3,398               -108.21%
  Provision (benefit) for income taxes ............              (329)                929               -135.41%
                                                              -------             -------
     Net income ...................................           $    50             $ 2,469                -97.97%
                                                              -------             -------

  Return on average assets* .......................              0.02%               0.99%
  Return on average equity* .......................              0.20%              10.54%

Net income per common share**
  Basic ...........................................           $   0.01            $  0.34
  Diluted .........................................           $   0.01            $  0.34


                                                                       As of June 30,
                                                                       --------------
 Balance Sheet                                                   2008               2007                  Change
 -------------                                                   ----               ----                  ------
  Total assets ....................................           $555,095           $520,538                 6.64%
  Gross loans .....................................            423,247            386,707                 9.45%
  Allowance for loan losses .......................              5,558              3,920                41.79%
  Loans, net ......................................            417,689            382,787                 9.12%
  Securities ......................................             94,162             93,176                 1.06%
  Total earning assets ............................            519,374            482,767                 7.58%
  Total deposits ..................................            413,068            410,537                 0.62%
  Shareholders' equity ............................             48,333             46,789                 3.30%
  Book value per share** ..........................               6.85               6.63                 3.32%

*    Annualized
** 2007 per share data has been restated to reflect the 5% stock dividend declared in December 2007.

                          PEOPLES BANCORPORATION, INC.
                           CONSOLIDATED FINANCIAL DATA

                                                                                           (Audited)
                                                               June          March         December        September         June
                                                               30,            31,             31,             30,             30,
Asset Quality Data                                             2008          2008            2007            2007            2007
------------------                                             ----          ----            ----            ----            ----
Nonperforming loans
  Non-accrual loans ................................      $   7,352    $      5,309    $      7,505    $      1,638    $        919
  Past due loans 90 days or  more ..................              -               -               -             110               -
  Other restructured loans .........................            408             411             412             423             419
                                                          ---------       ---------       ---------       ---------       ---------
     Total nonperforming loans .....................          7,760           5,720           7,917           2,171           1,338
  Other real estate owned ..........................          1,216             930           1,023             418             359
                                                          ---------       ---------       ---------       ---------       ---------
     Total nonperforming assets ....................      $   8,976    $      6,650    $      8,940    $      2,589    $      1,697
                                                          =========       =========       =========       =========       =========

Quarterly net charge-offs ..........................      $     283    $        880    $        134    $         76    $        307

Nonperforming assets as a percentage of
  total loans and other real estate ................           2.11%           1.57%           2.13%           0.65%           0.44%
Nonperforming assets to total assets ...............           1.62%           1.18%           1.60%           1.48%           0.33%
Allowance for loan losses to nonperforming loans ...          71.62%          64.07%          54.44%         183.97%         292.97%
Allowance for loan losses to total
  loans outstanding ................................           1.31%           0.87%           1.03%           1.00%           1.01%
Quarterly net charge-offs to total
  loans outstanding ................................           0.07%           0.21%           0.03%           0.02%           0.08%

Capital Ratios
--------------
  Total Capital (to risk-weighted assets) ..........          12.19%          11.86%          12.02%          12.29%          12.55%
  Tier 1 Capital (to risk-weighted assets) .........          10.94%          11.05%          11.06%          11.37%          11.60%
  Tier 1 Capital (to average assets) ...............           8.68%           8.74%           8.80%           9.06%           9.13%